                                                                 Exhibit T3A-67.

                                 Delaware PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ERC ENERGY, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF APRIL, A.D. 1983, AT 10 O'CLOCK A.M.

         CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM "DRAVO ENERGY, INC." TO "ERC ENERGY, INC. ", FILED THE TWENTY-FIRST DAY OF APRIL, A.D. 1989, AT 9 O'CLOCK A.M.

         CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1990, AT 10 O'CLOCK A.M.

         CERTIFICATE OF RENEWAL, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1992, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                                     /s/ Harriet Smith Windsor
                                                     ---------------------------

2006939 8100H                                Harriet Smith Windsor, Secretary of
State
040135952                                    AUTHENTICATION: 2951856
                                             DATE: 02-25-04

                          CERTIFICATE OF INCORPORATION
                                       OF
                               DRAVO ENERGY, INC.

         FIRST. The name of the corporation is DRAVO ENERGY, INC.

         SECOND. The address of its registered office in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted promoted by the corporation is to engage in business activities related to the production and sale and utilization of geothermal energy and other forms or sources of energy and conduct any other lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of capital stock which the corporation shall have the authority to issue is 1,000 shares of Common Stock. The par value of all shares shall be $1 per share.

         FIFTH. The name and mailing address of the incorporator is as follows:

     NAME                               MAILING ADDRESS
     ----                               ---------------
David W. Fleeger                    One Oliver Plaza
                                    Pittsburgh, Pennsylvania
15222

         SIXTH. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified, are as follows:

   NAME                                                 MAILING ADDRESS
   ----                                                 ---------------
T. F. Faught                                         One Oliver Plaza
                                                     Pittsburgh, Pennsylvania
15222

P. J. Berg                                           One Oliver Plaza
                                                     Pittsburgh, Pennsylvania
15222

J. P. Kelly                                          One Oliver Plaza
                                                     Pittsburgh, Pennsylvania
15222

         SEVENTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for the purpose of creating, defining, limiting, and regulating powers of the corporation and its directors and stockholders.

                  (a) Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

                  (b) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to merge, sell its assets and take other corporate action, to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                  (c) The by-laws of the corporation may be amended, altered and repealed, and new by-laws may be adopted by the stockholders or by the Board of Directors of the corporation.

         EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stock holder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or of the application of trustees in dissolution or on any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be agree to any compromise of arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         THE UNDERSIGNED, David W. Fleeger, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of De1aware, does make this certificate, hereby declaring and certifying that this is the act and deed of the incorporator and the facts herein stated are true, and accordingly the undersigned has duly executed this certificate this 14th day of April, 1983.

                                               /s/ David W. Fleeger (SEAL)
                                               ---------------------------------
                                                   David W. Fleeger

COMMONWEALTH OF PENNSYLVANIA    )
                                )      SS.
COUNTY OF ALLEGHENY             )

         BE IT REMEMBERED that on this 14th day of April, 1983, personally appeared before me, a Notary Public in and for said Commonwealth and County, David W Fleeger, incorporator and party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged that the said certificate is his act and deed and that the facts stated therein are true.

         GIVEN under my hand and seal of office the day and year aforesaid.

                                             /s/
                                             -----------------------------------
                                                Notary Public
                                                Mary Ann ?, Notary Public
                                                Pittsburgh Allegheny County
                                                My Commission Expires May
                                                19, 1984
                                                Member Pennsylvania
                                                Association of Notaries

                                                                           FILED
                                                                     APR 21 1989
                                                              Secretary of State

                       CERTIFICATE OF OWNERSHIP AND MERGER

                            MERGING ERC ENERGY, INC.
                                      INTO
                               DRAVO ENERGY, INC.

         ERC Energy, Inc., a Delaware corporation, desiring to merge itself with and into Dravo Energy, Inc. (the "Surviving Corporation"), a Delaware corporation and wholly-owned Subsidiary of ERC Energy, Inc., and further desiring to change the name of the Surviving Corporation to ERC Energy, Inc. has caused this Certificate of Ownership and Merger to be duly executed, acknowledged and filed on its behalf by its undersigned officer, who states as follows:

         (1) That the following resolutions were duly adopted by the unanimous written consent of the directors of ERC Energy, Inc. on April 19, 1989, and that the same remain in full force and effect:

         RESOLVED: That this Corporation merge with and into Dravo Energy, Inc., a Delaware corporation and a wholly-owned subsidiary of this Corporation, pursuant to the provisions of Section 253 of the Delaware General Corporation Law.

         RESOLVED FURTHER: That Dravo Energy, Inc. shall be the surviving corporation in the said merger, and the Certificate of Incorporation and By-laws of Dravo Energy, Inc. as in effect immediately prior to the merger shall constitute the Certificate of Incorporation and By-laws of the surviving corporation; provided, however that upon the effective date of the merger, the name of the surviving corporation shall be changed to ERC Energy, Inc.

         RESOLVED FURTHER: That promptly following the effective date of the said merger, the stock of the surviving corporation shall be issued pro rata to the holder of stock of this Corporation upon the surrender of any certificates therefor.

         RESOLVED FURTHER: That the officers of this

         Corporation be, and hereby are, authorized and directed to present the forgoing resolutions to the stockholder of this Corporation for approval, and to take such further actions and execute such documents on behalf of this Corporation as may be required in order to carry out the intent of the forgoing resolutions.

         (2) That the forgoing resolutions were duly presented to ERC International Inc., the Sole Stockholder of ERC Energy, Inc. and were duly approved by such Sole Stockholder on April 19, 1989 in accordance with Sections 253 and 228 of the Delaware General Corporation Law.

Date: April 19, 1989                               By: /s/ Jack E. Aalseth
                                                       ---------------------
                                                       Jack E. Aalseth
                                                       President
                                                       ERC Energy, Inc.

                                                   Attest:

Date: April 19, 1989                                   /s/ William L. Sargeant
                                                       ---------------------
                                                       William L. Sargeant
                                                       Secretary
                                                       ERC Energy, Inc.

                                                                      9003610024
                                                                           FILED
                                                                           10 AM
                                                                     DEC 27 1990
                                                              Secretary of State

                 CERTIFICATE OF RESIGNATION OF REGISTERED AGENT

         The undersigned hereby certifies that after due notice given pursuant to Section 136 of the General Corporation Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as Registered Agent.

Dated: November 28, 1990

                                         THE CORPORATION TRUST COMPANY

                                         By: /s/ Kenneth J. Uva
                                             -----------------------------------
                                             KENNETH J. UVA
                                             Vice President
ATTEST

BY /s/ Donald Grella
   -------------------------
       DONALD GRELLA
       Assistant Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/28/1992
                                                             921205338 - 2006936

                    CERTIFICATE OF RESTORATION AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ERC ENERGY, INC.

         It is hereby certified that

         1. The name of the corporation (hereinafter called the "corporation") is ERC Energy, Inc

         2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware, on the 18th day of April, 1983.

         3. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows:
The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, DE 19901, County of Kent.

         4. The corporation hereby procures a restoration and revival of ha certificate of incorporation, which became inoperative by law on 25th February, 1991 pursuant to Section 136(c) of the General Corporation Law of the State of Delaware.

         5. The certificate of incorporation of the corporation, which provides a for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation In the Department of State of the State of Delaware, be restored and revived and shall become fully operative upon filing.

         6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested on the 20th day of April 1992.

                                               /s/ J. Mark Elliott
                                               ---------------------------------
                                               J. Mark Elliott - President

Attest:

/s/Sharon G. Province
-------------------------------
Sharon G. Province - Secretary